UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 4, 2014
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 4, 2014, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) announced the launch of Enlighten Health Genomics, a new business that builds on the diagnostic potential of Next-Generation Sequencing (NGS) technology. Enlighten Health Genomics is part of LabCorp’s Enlighten HealthSM, an innovation engine for provider and patient-facing services and tools that enhance treatment decisions, lower healthcare costs and improve patient outcomes.

Enlighten Health Genomics combines LabCorp’s world-class infrastructure and capabilities with a team of accomplished geneticists to offer state-of-the-art diagnostic capabilities, NGS analysis and interpretation, and informed genetic counseling. “Enlighten Health Genomics is an important part of LabCorp’s strategy to capitalize on our unique assets, create new sources of revenue from our core capabilities and meaningfully differentiate us from competitors,” said David P. King, LabCorp’s Chairman and Chief Executive Officer. “The launch of this business is another tangible step in the development of Enlighten Health, our initiative to create innovative tools and capabilities to enhance patient care.”

Exhibits

99.1	Press Release dated September 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

September 4, 2014